UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

EFACTOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	45-3205842
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

105 Barbaree Way, Tiburon, CA	94920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  415- 381- 4806

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, par value $0.0001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Our information statement is filed as Exhibit 99.1 to this Form 10 (the “Information Statement”).  For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement

Item 1.	Business	See “Summary,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “The Spin-off”

Item 1A.	Risk Factors	See “Risk Factors”

Item 2.	Financial Information	See “Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” and the statements referenced therein

Item 3.	Properties	See “Business—Properties”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

Item 5.	Directors and Executive Officers	See “Management”

Item 6.	Executive Compensation	See “Executive Compensation”

Item 7.	Certain Relationships and Related Transactions, and Director Independence	See “Management” and “Certain Relationships and Related Transactions”

Item 8.	Legal Proceedings	See “Business—Legal Proceedings”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary”

Item 10.	Recent Sales of Unregistered Securities	Not applicable

Item 11.	Description of Registrant’s Securities to be Registered	See “Description of Capital Stock”

Item 12.	Indemnification of Directors and Officers	See “Management” and “Description of Capital Stock”

Item 13.	Financial Statements and Supplementary Data	See “Index to Financial Statements” and the statements referenced therein

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable

Item 15.	Financial Statements and Exhibits	See “Index to Financial Statements” and the statements referenced therein

Item 15.  Financial Statements and Exhibits.

(a) Financial Statements

The following financial statements and accompanying audit opinion are included in the Information Statement and filed as part of this Registration Statement on Form 10 (see “Financial Statements”):

(1)

Report of Independent Registered Public Accounting Firm
Financial Statements
Balance Sheets
Statements of Operations
Statements of Stockholders' Deficit
Statements of Cash Flows
Notes to Financial Statements

(b) Exhibits

The following documents are filed as exhibits hereto unless otherwise indicated:

2	Separation and Distribution Agreement between Triton Distribution Systems, Inc., and EFactor Holdings, Inc. (draft filed herewith, subject to completion)

3.1	Articles of Incorporation of EFactor Holdings, Inc. (filed herewith)

3.2	Bylaws of EFactor Holdings, Inc. (filed herewith)

4.1	Form of specimen certificate for the Registrant’s common stock, par value $0.0001 per share (to be filed)

10.1	License Agreement between Triton Distribution Systems, Inc., and EFactor Holdings, Inc., dated September 24, 2011 (filed herewith)

10.2	Share Exchange Agreement between EFactor Holdings, Inc., and EFactor, Corp., dated September 24, 2011 (filed herewith)

10.3	Chief Executive Officer Employment Agreement, dated October 19, 2011 (filed herewith)

10.4	Chief Operating Officer Employment Agreement, dated October 19, 2011 (filed herewith)

99.1	Preliminary Information Statement, subject to completion, dated October ___, 2011 (filed herewith)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EFACTOR HOLDINGS, INC.

By:  /s/ Adrie Reinders

Name: Adrie Reinders

Title:  President, Chief Executive Officer

Date:  November 3, 2011

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